UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2015

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 17, 2015, Ignite Restaurant Group, Inc. (the “Company”) completed the sale of Romano’s Macaroni Grill to Redrock Partners, LLC (the “Purchaser”). The terms of the sale are set forth in an Equity Purchase Agreement entered into by and between the Company, Mac Parent LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Mac Parent”), the Purchaser, and Rimrock Partners LLC, an Arizona limited liability company, dated March 7, 2015. The Equity Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K, dated March 7, 2015, and the related Letter Agreement was filed as an exhibit to our Current Report on Form 8-K, dated April 10, 2015. Mac Parent and its subsidiaries are in the business of operating (and franchising the right to operate) Romano’s Macaroni Grill restaurants.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Ignite Restaurant Group, Inc. (the “Company”) announced that its Board of Directors has elected Brad A. Leist as Senior Vice President and Chief Financial Officer of the Company, effective as of April 17, 2015. Mr. Leist joined Ignite in 2012 and currently serves as the Senior Vice President of Accounting and Finance. Prior to joining Ignite, Mr. Leist served in a variety of positions, most recently as Vice President – Corporate Controller at Builders FirstSource, Inc. from 2004 to 2012. Mr. Leist also worked for seven years in public accounting for PricewaterhouseCoopers LLP and holds a Masters in Accounting and a Bachelors of Business Administration from Texas A&M University. Mr. Leist is 40 years old.

In connection with his election as Senior Vice President and Chief Financial Officer, Mr. Leist and the Company entered into an employment agreement on April 17, 2015. Pursuant to the terms of the agreement, Mr. Leist will receive an annual base salary of $275,000 and will have a targeted bonus of 50% of his base salary. In addition, Mr. Leist will be granted 25,000 stock appreciation rights and 15,000 restricted shares of the Company. In accordance with the terms of the employment agreement, Mr. Leist will also be entitled to receive severance in amount equal to his then current base salary for a period of nine months following his termination if he is terminated by the Company without cause. The employment agreement does not guarantee any set length of employment.

The Company also announced that its Board of Directors has elected David G. Catalano as Senior Vice President and Chief Operating Officer of the Company, effective as of April 17, 2015. Mr. Catalano currently serves as President of Brick House Tavern + Tap. Mr. Catalano's biographical information is included in the Company's proxy statement for the 2014 annual meeting of stockholders, and is incorporated by reference herein. Mr. Catalano’s annual base salary will increase to $375,000 and he will be granted 30,000 stock appreciation rights and 20,000 restricted shares of the Company. Mr. Catalano's existing employment agreement (included in his original offer letter dated February 28, 2013) with the Company will remain in effect.

Mr. Leist will succeed Michael J. Dixon, the Company’s current President and Chief Financial Officer, who will no longer be employed by the Company effective April 17, 2015. Ray Blanchette, the Company’s Chief Executive Officer, will resume the title of President. Under the terms of his separation agreement, Mr. Dixon will continue to provide consulting services to the Company through May 15, 2015 and will receive nine months of severance commencing on May 18, 2015 equal to his current base salary. Mr. Dixon also has 37,260 outstanding and unvested restricted shares on which vesting will be accelerated.

The Company also announced that Jim Mazany, President of Joe’s Crab Shack, will be leaving the Company, effective April 17, 2015. Under the terms of his separation agreement, Mr. Mazany will receive twelve months of severance equal to his current base salary. Mr. Mazany also has 34,260 outstanding and unvested restricted shares on which vesting will be accelerated.

In connection with the sale of Macaroni Grill, its brand president, John Gilbert, will also be leaving the Company effective April 17, 2015 and will continue to work with Macaroni Grill.

The foregoing description of the employment and severance agreements is only a summary and is qualified in its entirety by reference to the actual agreements, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 30, 2015. A copy of a press release announcing the election of Mr. Leist and Mr. Catalano and the departure of Mr. Dixon and Mr. Mazany is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The pro forma condensed consolidated financial information required by Item 9.01(b) of Form 8-K as of and for the fiscal year ended December 29, 2014 are attached hereto as Exhibit 99.2 and are incorporated in their entirety herein by reference.

(d)   Exhibits.

2.1	Equity Purchase Agreement, dated as of March 7, 2015, by and among Ignite Restaurant Group, Inc., Mac Parent LLC, Redrock Partners, LLC, and Rimrock Partners LLC (incorporated by reference from Current Report on Form 8-K, dated March 7, 2015)
2.2	Letter Agreement, dated April 10, 2015, by and among Ignite Restaurant Group, Inc., Mac Parent LLC, Redrock Partners, LLC, and Rimrock Partners LLC (incorporated by reference from Current Report on Form 8-K, dated April 10, 2015)
99.1	Press release dated April 17, 2015.
99.2	Unaudited pro forma condensed consolidated financial statements of Ignite Restaurant Group, Inc. as of and for the fiscal year ended December 29, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2015

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Raymond A. Blanchette, III
Raymond A. Blanchette, III
President and Chief Executive Officer